Exhibit 3.31

BYLAWS

OF

ROCK-TENN SERVICES INC.

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before such annual meeting shall be held at such place, either within or without the State of Georgia, on the fifth (5th) Wednesday of each calendar year or on such other date within six (6) months after the end of each fiscal year of the Corporation and at such time as the Board of Directors may from time to time by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such special meeting shall be in lieu of the annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chief Executive Officer or upon written request of the holders of at least twenty-five (25%) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed meeting. Such special meetings shall be held on such date and at such time and place, either within or without the State of Georgia, as is determined by the Board of Directors and stated in the call and notice of such meeting.

Section 3. Notice of Meetings; Waiver. Notice of any annual or special meeting may be given by the Chief Executive Officer, the Secretary or by the person or persons calling such meeting. Written notice of each annual or special meeting of shareholders, stating the date, time and place of such meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his or her address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of such meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any annual or special meeting, and shall be deemed to have waived notice, and any and all objections to the adequacy of such notice, if present at such meeting in person or by proxy unless the shareholder provides written notice to the Corporation prior to the taking of any action by the shareholders at such meeting that his or her attendance is not deemed to be a waiver of the requirement that such notice be given or of the adequacy of any notice that may have been given to such shareholder. Neither the business transacted at, nor the purpose of, any annual or special meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of an annual or special meeting at which a plan of merger or consolidation, amendment of the Corporation’s Articles of Incorporation, sale of assets requiring shareholder approval or any other action that would entitle shareholders to dissent under the Georgia Business Corporation Code is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his or her execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information. No notice need be given of the date, time and place of reconvening of any adjourned annual or special meeting, if the date, time and place to which such meeting is adjourned are announced at the adjourned meeting; provided, however, that if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 4. Quorum; Required Shareholder Vote; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at an annual or special meeting of shareholders only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented, at any annual or special meeting, for any purpose other than solely to object to holding the meeting or transacting business at the meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws or the Georgia Business Corporation Code requires a greater number of affirmative votes. The holders of a majority of the voting shares represented at an annual or special meeting may adjourn such meeting from time to time, whether or not a quorum is present.

Section 5. Proxies. A shareholder may vote either in person or by a proxy that he or she has duly executed in writing and delivered to the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date thereof unless a longer period is expressly provided in the proxy.

Section 6. Action of Shareholders Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (which may take the form of one or more counterpart copies), setting forth the action so taken, shall (i) be signed by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the proposed action at a meeting at which all shareholders entitled to vote were present and voted and (ii) delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No such consent shall be effective unless each consenting shareholder shall have been furnished the same material that, under the Georgia Business Corporation Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

Section 7. Record Date.

(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose; provided, however, that if no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose.

(b) A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(d) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other reacquisition of the Corporation’s shares), the record date shall be the date fixed for such purpose by the Board or, if the Board does not fix such a date, the date on which the Board authorizes such distribution.

ARTICLE II.

DIRECTORS

Section 1. Power of Directors. The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation, by these Bylaws, by any lawful agreement among the shareholders or any amendments thereto.

Section 2. Composition of the Board; Qualification; Term of Office. The Board of Directors of the Corporation shall consist of one or more individuals, who are natural persons of the age of eighteen years or older, the exact number to be fixed by resolution of the incorporator of the Corporation, the shareholders or the Board of Directors. Directors shall be elected by plurality vote of the shareholders at the annual meeting or at a special meeting called for the purpose of electing directors.

Directors need not be residents of the State of Georgia or shareholders of the Corporation. Each Director shall hold office for the term to which he or she is elected and until his or her successor has been elected or appointed, and has qualified, or until his or her earlier resignation, removal from office, death or incapacity to serve.

Section 3. Vacancies. A vacancy occurring on the Board of Directors by reason of the proper removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no Director remains, by the shareholders; provided, however, that if a vacant office was held by a Director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining Directors elected by that voting group shall be entitled to vote to fill that vacancy. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

Section 4. Removal. At any meeting of the shareholders called for the purpose, the entire Board of Directors or any individual director may, by the unanimous vote of the shares of the Corporation outstanding and entitled to vote for election of directors, be removed from office, with or without cause.

Section 5. Meetings of the Board; Notice of Meetings; Waiver of Notice. A regular annual meeting of the Board shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the date, time and place within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

Special meetings of the Board may be called by the Chief Executive Officer or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than one (1) day’s notice to each Director by mail, telegram, cablegram, facsimile transmission or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Georgia Business Corporation Code, and shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two or more members of the Board. Such notice shall state the time, date and place of such meeting, but any Director may execute a written waiver of notice signed by the Director and delivered to the Corporation, either before or after any regular or special meeting of the Board of Directors, and shall be deemed to have waived notice, and any and all objections to the adequacy of such notice, if present at such meeting, unless the Director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any regular or special meeting of the Board of Directors may be held at any place within or without the State of Georgia.

Section 6. Quorum; Vote Requirement; Adjournment. A majority of the fixed number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. A Director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

(a) He or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

(b) His or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c) He or she does not vote in favor of the action taken and delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time, date and place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be required. At any adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting originally called.

Section 7. Action of Board or Committees Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent (which may be in counterparts), setting forth the action so taken, is signed by all of the Directors or committee members and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 8. Committees.

(a) Except as otherwise provided by the Articles of Incorporation or these Bylaws, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

(b) The provisions of these Bylaws and of the Georgia Business Corporation Code that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section 8 and their members.

(c) To the extent specified by the Articles of Incorporation, these Bylaws and any resolution of the Board, each committee may exercise the authority of the Board; provided, however, that a committee may not:

(i) Approve, or propose to shareholders for approval, action required by the Georgia Business Corporation Code to be approved by shareholders;

(ii) Fill vacancies on the Board or on any of its committees;

(iii) Exercise any authority that the Board may have to amend the Articles of Incorporation;

(iv) Adopt, amend or repeal Bylaws; or

(v) Approve a plan of merger not requiring shareholder approval.

ARTICLE III.

OFFICERS

Section 1. Generally. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents and Assistant Secretaries, as may be elected by the Board of Directors. The Board of Directors may designate the order in which Vice Presidents may act. Each officer shall hold office for the term for which he or she has been elected and until he or she is removed or his or her successor has been elected and qualified. Any two or more offices may be held by the same person.

Section 2. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have responsibility for the general and active management of the operations of the Corporation. He or she shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation.

Section 3. Vice President. If a Vice President is elected, in the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice President or Vice Presidents, as the case may be, shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 4. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, shall authenticate records of the Corporation, shall have custody of and attest the seal of the Corporation and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6. Removal of Officers. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action that any officer may have as a result of removal in breach of a contract of employment.

Section 7. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors or by an officer to whom that function has been delegated by the Board. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE IV.

CAPITAL STOCK

Section 1. Form. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be issued in numerical order from the stock book of the Corporation. Each certificate shall exhibit the holder’s name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed, either manually or in facsimile, by one or more officers of the Corporation specified by resolution of the Board of Directors, but in the absence of such specification, shall be valid if executed by the Chief Executive Officer or Vice President and countersigned by the Secretary or any Assistant Secretary. Each stock certificate may, but need not be, sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid. If the certificate is signed in facsimile, it must be countersigned, either manually or by facsimile, by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred, accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his or her duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” or “Void” and filed with the permanent stock records of the

Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

Section 3. Rights of Holder. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE V.

SIGNATURES AND SEAL

Section 1. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the Chief Executive Officer or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

Section 2. Seal. The seal of the Corporation shall be as follows:

If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

ARTICLE VI

AMENDMENTS

The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, unless the shareholders have adopted, altered, amended or repealed a particular Bylaw provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal thereof. The Corporation’s shareholders have the right to alter, amend or repeal these Bylaws, or to adopt new Bylaws, even though such provisions may also be adopted, altered, amended or repealed by the Board.

ARTICLE VII

INDEMNITY

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code, as the same may be hereafter amended.